As filed with the Securities and Exchange Commission on January 27, 2017

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ATHERSYS, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-4864095
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

3201 Carnegie Avenue

Cleveland, Ohio 44115-2634

(216) 431-9900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Dr. Gil Van Bokkelen

Chief Executive Officer

Athersys, Inc.

3201 Carnegie Avenue

Cleveland, Ohio 44115-2634

(216) 431-9900

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies To:

Christopher M. Kelly

Michael J. Solecki

Jones Day

901 Lakeside Avenue

Cleveland, Ohio 44114

Phone: (216) 586-3939

Fax: (216) 579-0212

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☒ (Registration No. 333-194538)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee(3)
Common Stock, $0.001 par value per share	2,772,300	$1.01	$2,800,023	$324.52

(1)	This registration statement relates to the Registration Statement on Form S-3 (Registration No. 333-194538) of Athersys, Inc. (the “Company”) filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 13, 2014 and declared effective on March 27, 2014 (the “Prior Registration Statement”), pursuant to which the Company registered up to 20,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and/or warrants to purchase Common Stock with a maximum aggregate offering price of $73,200,000. This registration statement is being filed to register an additional 2,772,300 shares of Common Stock pursuant to Rule 462(b) under the Securities Act of 1933 (the “Securities Act”).
(2)	As of the date of this registration statement, the maximum aggregate offering price of the securities that remain to be offered pursuant to the Prior Registration Statement is $73,200,000. The maximum aggregate offering price of the 2,772,300 additional shares of Common Stock being registered hereby pursuant to Rule 462(b) under the Securities Act is $2,800,023, which, together with such number of shares, represents no more than 20% of the maximum aggregate offering price of the securities that remain to be offered pursuant to the Prior Registration Statement.
(3)	The registration fee is calculated in accordance with Rule 457(a) under the Securities Act based on the proposed maximum aggregate offering price.

This registration statement will become effective upon filing with the SEC in accordance with Rule 462(b) of the Securities Act.

EXPLANATORY NOTE

Pursuant to its Registration Statement on Form S-3 (Registration No. 333-194538), declared effective on March 27, 2014, and as supplemented to date, Athersys, Inc. (the “Registrant”) registered an aggregate of 20,000,000 shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”), and warrants to purchase Common Stock with a maximum aggregate offering price of $73,200,000 and paid an aggregate registration fee of $9,428.16. The Registrant is filing this Registration Statement on Form S-3 pursuant to General Instruction IV to Form S-3 and Rule 462(b) of the Securities Act of 1933, as amended, solely to register 2,772,300 additional shares of Common Stock. In connection with the registration of the additional shares Common Stock, the Registrant is paying an additional registration fee of $324.52.

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement incorporates by reference the contents of the Registration Statement on Form S-3 (Registration No. 333-194538), including all amendments, supplements and exhibits thereto and all information incorporated or deemed to be incorporated by reference therein. Additional opinions and consents required to be filed with this Registration Statement are listed on the Index to Exhibits attached to and filed with this Registration Statement.

1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on January 27, 2017.

ATHERSYS, INC.

By:	/s/ Laura K. Campbell
Name: Laura K. Campbell
Title: Senior Vice President of Finance

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated below.

Signature	Title	Date

* Gil Van Bokkelen	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	January 27, 2017

/s/ Laura K. Campbell Laura K. Campbell	Senior Vice President of Finance (Principal Financial and Accounting Officer)	January 27, 2017

* John J. Harrington	Director	January 27, 2017

* Lee E. Babiss	Director	January 27, 2017

* Ismail Kola	Director	January 27, 2017

* Lorin J. Randall	Director	January 27, 2017

* Jack L. Wyszomierski	Director	January 27, 2017

* Jordan S. Davis	Director	January 27, 2017

*	This registration statement has been signed on behalf of the above-indicated officers and directors by Gil Van Bokkelen, as attorney-in-fact, pursuant to a power of attorney filed herewith.

By:	/s/ Laura K. Campbell	January 27, 2017
Laura K. Campbell, Attorney-in-fact

EXHIBIT INDEX

No.	Description of Document

5.1	Opinion of Jones Day.

23.1	Consent of Independent Registered Public Accounting Firm – Ernst & Young LLP.

23.2	Consent of Jones Day (included in Exhibit 5.1).

24.1	Power of Attorney.